Exhibit 23.3



                           ACCOUNTANTS' ACKNOWLEDGMENT


We acknowledge the incorporation in this Registration Statement on Form S-8 of DataMEG Corp. of our review report dated October
23, 2001 included as an exhibit to the Quarterly Report on Form
10-QSB/A for the quarter ended September 30, 2001.





/s/ Hoffman, Fitzgerald & Snyder, P.C.
McLean, Virginia
January 25, 2002




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